                                                                   EXHIBIT 10.30

                                    PARTIES

           1.  NORTH GATE PARK LIMITED

           2.  CUL (NZ) LIMITED





       -----------------------------------------------------------------
                              AGREEMENT TO LEASE
       -----------------------------------------------------------------


                                 MORRISON KENT
                                  Solicitors
                              Morrison Kent House
                              105-109 The Terrace
                                   Wellington
                      Tel (04) 472-0020; Fax (04) 472-7017
                             Box 10-035; DX SP20203

AGREEMENT dated the 16th day of August  1999

PARTIES

1.   NORTH GATE PARK LIMITED ("the Lessor")

2.   CUL (NZ) LIMITED ("the Lessee")

BACKGROUND

A. The Lessor is establishing a bulk retail centre, to be known as the North City MegaCentre on the Land

B. The Lessee is a wholly owned subsidiary of Cost-U-Less Inca USA based publicly listed company

C. The Lessor has agreed to lease the Premises to the Lessee upon completion of the Building Project

THE PARTIES AGREE

1.   INTERPRETATION
-------------------

1.1  In this agreement unless the context otherwise requires:

     "the Building" means the building to be erected by the Lessor on the Land at Titahi Bay Road

     "Building Contract" means the building contract to be entered into between the Lessor and the Building Contractor in relation to the Building

     "Building Contractor" means the contractor selected by the Lessor for the purpose of completing the Building Project

     "Building Project" means the construction of the Building:

     (a) in accordance with the Final Plans and Specifications; and

     (b) all site works and other improvements associated therewith, including the foundation for 3 flagpoles on the Titahi Bay Road side of the building (but not including provision of the flagpoles)

     "Commencement Date" means the later of:

     (a) the Date of Practical Completion;

     (b) 26 November 1999; or

     (c) the date 6 weeks from the Fitout Date

     provided that if the Commencement Date does not occur before 1 June 2000 this agreement shall lapse, the Lessee shall be entitled to repayment of any rental deposit paid pursuant to clause 4.1(d) and neither party will have any further rights or claims against the other whatsoever

     "Date of Practical Completion" means the date upon which the Building has been substantially completed so that it is capable of being occupied, used and enjoyed without material inconvenience (with all necessary services completed and in operation for all portions of the Premises) notwithstanding that there may be items of a comparatively minor nature that require finishing, alteration or remedial action. A certificate issued by the Design Consultant as to the Date of Practical Completion shall be conclusive and binding on the parties

     "the Design Consultant" means the consultant selected by the Lessor to supervise the construction of the Building in terms of the Building Contract, and may be either an architect or an engineer

     "Final Plans and Specifications" means the final working drawings and construction plans and specifications for the Building Project developed by the Design Consultant in accordance with clause 2.1(a) and (b)

     "Fitout Date" means the date that it becomes reasonably practical for the Lessee to have access to the Premises for the purpose of carrying out the Lessee's Fitout and merchandising of the Premises

     "the Land" means the land described in Schedule One

     "the Lease" means the Lease to be granted by the Lessor to the Lessee in accordance with this agreement

     "Lessee's Fitout" means those works to be undertaken by the Lessee's contractors and at the Lessee's sole cost pursuant to clause 3 to meet the occupational requirements of the Lessee

     "MegaCentre" means the proposed North City MegaCentre the general location and layout of which is shown on the scheme plan attached as Schedule Three

     "Outgoings" has the meaning defined in the form of lease attached as Schedule Four

     "Permitted Use" means the use specified in Schedule Two

     "Plans and Specifications" means the plans and specifications attached as Schedule Three and Schedule Five

     "the Premises" means the premises described in Schedule Two

     "Relevant Authority" means any local body government or other authority having jurisdiction or authority over the Building Project or the MegaCentre or the Land.

1.2  For the purpose of interpretation or construction of this agreement:

     (a) All references to sums of money in this agreement are references to New Zealand dollars;

     (b) Words importing one gender include the other genders as the case may require;

     (c) Words importing the singular or plural number include the plural and singular number respectively;

     (d) A "person" shall include any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state, government department or municipal authority in each case whether or not having a separate legal personality;

     (e) This agreement shall benefit and be binding upon the parties and their respective successors and personal representatives and any permitted assignees or transferees of their rights and references to the parties shall be construed accordingly;

     (f) Clause headings appear only for sake of convenience and shall not affect the construction of this agreement;

     (g) Terms defined in the form of lease attached to this agreement shall (except where the context otherwise requires) have the same meaning in this agreement;

     (h) In the event of any conflict between the provisions of this agreement and the form of lease attached, then the express provisions of this agreement shall prevail.

2    BUILDING PROJECT
---------------------

2.1 (a) The Lessor shall cause to be prepared by the Design Consultant the Final Plans and Specifications. The Final Plans and Specifications shall generally accord with the quality, scope, performance and function of the Plans and Specifications and with the requirements of the Lessee's generic drawings that have been provided to the Lessor by the Lessee (with the exception that the stand-by generator in those drawings will be excluded).

     (b) During the preparation of the Final Plans and Specifications the Lessor shall consult with the Lessee as to the details thereof. The

          Lessor shall submit the Final Plans and Specifications on completion to the Lessee for approval, such approval not to be unreasonably or arbitrarily withheld. The Lessee shall have 15 working days in which to give its approval or to notify the Lessor in writing that approval is withheld, or the Lessee will be deemed to have approved the Final Plans and Specifications. Where the Lessee does withhold approval the parties shall attempt to resolve the matter by negotiating in good faith. Where the matter is unable to be resolved in 10 working days following the Lessee withholding approval the matter shall be submitted to arbitration in accordance with clause 9 of this agreement.

     (c) The Lessor shall cause the Building Project to be constructed substantially in accordance with the Final Plans and Specifications and the requirements of any person having jurisdiction over the Land.

     (d) The Lessor will proceed with all due diligence to make all necessary applications to the Relevant Authority for all consents required for the Building Project including, without limitation, consents required pursuant to the Resource Management Act 1991 and the Building Act 1991. Having made such applications the Lessor will pursue all aspects of the applications without delay.

     (e) Subject to any delay beyond the control of the Lessor and/or the Building Contractor the Lessor shall cause to be done all things reasonably necessary to achieve completion of the Building Project on or before 26 November 1999.

2.2  Unavailability or delays in availability

     If through unavailability or delays in availability of materials through no fault of the Lessor or if through any other cause whatsoever beyond the control of the Lessor it is impractical for the Lessor to incorporate in the Building any material, finish, product or system referred to in the Final Plans and Specifications or if it becomes necessary or expedient for the

     Lessor to undertake or incorporate an amendment in respect of anything shown or described in the Final Plans and Specifications then the Lessor may substitute an alternative material, finish, product or system or undertake or incorporate such amendment of a kind and nature to be determined by the Lessor. Such substitution or amendment shall adhere to or preserve to the maximum extent practical the quality and intent as set out in the Final Plans and Specifications.

2.3  Lessee's Right of Inspection

     The Lessee shall at all reasonable times by prior notification to the Lessor be entitled to inspect the Final Plans and Specifications for the Building Project and by arrangement with the Lessor to inspect the Building during the progress of construction PROVIDED THAT in so doing it shall not unreasonably impede or interfere with the Building Project or the Building Contractor or any subcontractors.

3    LESSEE'S FITOUT
--------------------

3.1 The Lessee shall, as soon as practicable after execution of this agreement but prior to commencing any work, at the cost of the Lessee, produce in conjunction with its architect plans, specifications and associated documentation (in accord with NZIA conditions) for the Lessee's Fitout to meet the occupational / operational requirements of the Lessee to be approved by the Lessor such approval not to be unreasonably withheld.

3.2 The Lessor shall provide to the Lessee on the Fitout Date access to the Premises to commence work on the Lessee's Fitout free of any rental, outgoings and other charges. The Lessee and the Lessor will ensure that they and their respective contractors co-operate as far as practicable with the other's contractors to ensure that the Building Project and the Lessee's Fitout proceed smoothly. The Lessee's contractors will be responsible for putting their equipment into position and for their own power requirements.

4    THE LEASE
--------------

4.1 (a) The Lessor shall grant to the Lessee and the Lessee shall take a lease of the Premises ("the Lease").

     (b)  The term of the Lease shall commence on the Commencement Date.

     (c) The terms of the Lease shall be as set out in Schedule Two and shall otherwise be in the form of and upon the terms and conditions set out in the form of lease attached as Schedule Four.

     (d) The Lessee will pay to the Lessor a rental deposit of $50,000 plus GST on the date that this agreement becomes unconditional. The rental deposit will be offset against the first month's rental and part of the second month's rental payable to the Lessor.

4.2 The Lessor and the Building Contractor shall be entitled to carry out and complete any finishing work in the Premises or to the Building Project requiring completion or remedial work without causing unreasonable interference to the Lessee even though the term of the Lease may have commenced.

4.3 The Annual Rent as specified in item 10 of Schedule Two shall accrue to the Lessor from the Commencement Date and shall be paid without deduction or setoff (subject to clause 4.1(d) of this agreement) and shall be paid monthly in advance with the first payment being due on the Commencement Date.

4.4  The Lessee shall pay the "Lessee's Percentage of Outgoings" as specified in item 12 of Schedule Two from the Commencement Date.

4.5 The Lessor or its solicitor shall deliver or post the Lease to the Lessee or to the solicitors for the Lessee for execution and the Lessee shall execute and return or procure the execution and return of the Lease as the case may be together with any costs for which the Lessee is responsible under this agreement to the Lessor or the Lessor's solicitors within 21 days of such posting or delivery.

4.6 Until the Lease has been executed the Lessee and the Lessor shall be bound by the terms contained in this agreement and in the form of Lease as if the same had been completed and executed in accordance with this agreement.

4.7 In the event of a conflict between any term of this agreement and the terms of the form of lease attached as Schedule Four the provisions of this agreement shall prevail and the terms of this agreement shall not merge in the Lease but shall remain in full force and effect.

4.8 Subject to clause 4.9 the initial annual rent payable shall be the Annual Rent referred to in item 10 of Schedule Two.

4.9 (a) The parties agree that the area of the Premises is estimated as follows:

          Ground Floor, Retail and Goods Entry         3,635 m/2/

          Mezzanine Floor, Office and Storage             65 m/2/
                                                       ----------
                                                       3,700 m/2/

          As soon as practical the Lessor shall cause a registered surveyor to determine the rentable area of the Premises and such determination shall be final.

     (b) For the purposes of such determination the rentable area of the Premises shall be measured in accordance with the PLIENZ/ BOMA Guide Method 3 in force at the time for measurement of major retail premises.

     (c) Upon determination of the rentable area of the Premises the annual rent referred to in Schedule Two shall be adjusted by multiplying the rentable area so determined by $140 (plus GST) and the "Lessee's Percentage of Outgoings" specified in item 12 of Schedule Two shall be calculated in accordance with Schedule Two. Following such determination the Lessee will, if required by the Lessor, enter into a Deed of Variation of the Lease. Each party shall bear its own costs with respect to the preparation and execution of such variation. The parties shall adjust any rental and outgoings promptly following such determination.

4.10 The Annual Rent shall be reviewed on the fourth anniversary of the Commencement Date and three-yearly thereafter (each such date being a "Review Date") PROVIDED THAT the Annual Rent as reviewed shall not be less than the Annual Rent payable by the Lessee at the commencement of the term of the Lease. Where a right of renewal is exercised the rent shall continue to be reviewed on each Review Date and will not be reviewed on renewal unless the renewal falls on a Review Date.

4.11 The parties acknowledge that there is an encumbrance running with the Land restricting the sale of liquor. The parties agree to do all things reasonably necessary to remove the encumbrance or have it modified to allow the Lessee to sell liquor from the Premises.

4.12 (a) The Lessee may not assign the Lease to any person who intends to use the Premises for any purpose other than the Permitted Use under the Lease.

     (b) The Lessee may not assign the Lease to any person unless the Lessor is reasonably satisfied that that person intends to operate a business from the Premises.

5    MISCELLANEOUS
------------------

5.1 The Lessor shall be entitled at any time to dispose of its interest in the Land and this agreement PROVIDED THAT any such disposal shall be subject to the rights of the Lessee pursuant to this agreement.

5.2 The Lessee shall not prior to the date of execution of the Lease sell, assign or agree to sell or assign its interest under this agreement or the Lease.

5.4 The Lessee and the Lessor shall each pay their own legal costs of and incidental to the negotiation, preparation and completion of this agreement and any consents. The Lessee shall pay the Lessor's solicitor's costs of and incidental to the negotiation, preparation and completion of the Lease. Otherwise the provisions of clause 6 of the Lease shall apply.

5.5 If the Lessor wishes to sell the Land at any time, the Lessor shall first offer the Land for sale to the Lessee by notice in writing. The Lessee shall have ten working days from receipt of such notice in which to accept the Lessor's offer. Should the Lessee not accept the Lessor's offer within ten working days the Lessor shall be free to sell the Land to any person on terms no more favourable than those on which the Land was offered to the Lessee. However, this clause shall not apply to the first sale of the Land by the Lessor after the execution of this agreement. The Lease shall contain a provision giving effect to this clause.

6    NOTICES
------------

     Any notice to be given to the Lessee under this agreement shall be sufficiently given if:

     (a)  Delivered to any Director of the Lessee; or

     (b) Sent to the Lessee through the general post addressed to the Lessee at the Lessee's address stated in Schedule Two (which notice shall be deemed to have been given at the expiration of 48 hours after the notice has been posted); or

     (c)  Delivered to the solicitor for the Lessee; or

     (d)  Served in accordance with any other mode of service authorised by law.

7    CONFIDENTIALITY
--------------------

     Neither party shall make any announcement to the press without the written approval of the other and then only in such form as the parties shall agree. Otherwise the terms of this agreement are confidential to the parties and their professional advisers and neither party shall disclose any of the terms and conditions hereof without the prior written approval of the other.

8    FAXED EXECUTION
--------------------

     This agreement may be executed by each party signing a like copy of the same and the copies shall be read as one document. Facsimile copies of the agreement received by a party shall be interpreted as being conclusive evidence of the execution of the same in terms of this clause. Each party shall sign an original of the same as soon as possible if the provisions of this clause are utilised and shall supply such original to the other party forthwith.

9    ARBITRATION
----------------

     Any dispute which may arise as to the interpretation of this agreement or as to any matter arising out of this agreement shall be submitted to the arbitration of such person as the parties can agree upon or, failing such agreement, of such person as shall be appointed by the President for the time being of the Arbitrators and Mediators Institute of NZ Incorporated and such arbitration shall be conducted in all respects in accordance with the Arbitration Act 1996 or any Act passed in substitution thereof and in accordance with the substantive law of New Zealand. The notice requiring arbitration may include a request for conciliation. If such a request is made and is acceded to by the other party then the parties shall endeavour to agree on a conciliator and shall submit the matter to him. The conciliator shall discuss the matter with the parties and endeavour to resolve it by their agreement. All discussions in conciliation shall be without prejudice, and shall not be referred to in any later proceedings. Failing agreement the conciliator may by written decision himself determine the matter. The conciliator's determination shall be binding on both parties unless within 10 working days a party notifies the other in writing that it rejects the conciliator's determination. The parties shall bear their own costs in the conciliation, and shall pay an equal share of the costs of the conciliator.

IN WITNESS of which this agreement has been executed.

                                  SCHEDULE ONE

The Land

     All that parcel of land containing 1.1799 hectares subject to final survey being part Lot 6 on the Deposited Plan 50123 comprising part Certificate of Title 27B/940 (Wellington Registry) together with and subject to all easements and encumbrances thereon.

                                  SCHEDULE TWO

1  LESSOR:
----------

   (a)  North Gate Park Limited

   (b)  Lessor's address:    C/- Development Manager
                             Land Equity Group
                             P O Box 9646
                             Wellington
                             Telephone: (04) 382 8400
                             Facsimile: (04) 382 8402

   (c)  Lessor's solicitor:  Morrison Kent
                             P O Box 10-035
                             Wellington
                             (R D Peterson)
                             Telephone: (04) 472-0020
                             Facsimile: (04) 472-7017

2  LESSEE:
----------

   (a)  CUL (NZ) Limited

   (c)  Lessee's address:    C/- Burton & Co
                             P O Box 8889
                             Auckland
                             Telephone: (09) 300 3777
                             Facsimile: (09) 300 3770

   (c)  Lessee's solicitors: Burton & Co
                             PO Box 8889
                             Auckland
                             (N Burton)
                             Telephone: (09) 300-3777
                             Facsimile: (09) 300-3770

3  BUILDING:
------------

   The building situated on the Land at Titahi Bay Road, Porirua.

4  PREMISES:
------------

   All those premises comprising the part of the Land and Building estimated at the date of execution of this agreement to contain 3,700 m/2/as outlined on the floor plans attached hereto together with the use in common with the Lessor and other tenants and permitted users of the common areas and access ways to and from the Premises and the right for customers of the Lessee together with others using the MegaCentre to have the non exclusive use of approximately 180 carparks in the vicinity of the Building.

5    INITIAL TERM:
------------------

     10 years from the Date of Commencement.

6    COMMENCEMENT DATE:
-----------------------

     The later of:

     (a) The Date of Practical Completion; or

     (b) 26 November 1999; or

     (c) the date 6 weeks after the Fitout Date.

7    EXPIRY DATE OF INITIAL TERM:
---------------------------------

     The date one day prior to the 10/th/ anniversary of the Commencement Date.

8    RENEWAL TERMS
------------------

     Two further terms, the first for 5 years and the second for 4 years and 364 days.

9    FINAL EXPIRY DATE:
-----------------------

     (If both rights of renewal are exercised) the date two days prior to the 20/th/ anniversary of the Commencement Date.

10   ANNUAL RENT:
-----------------

     (a) Subject to any adjustment as set out in clause 4.9 will be $518,000 (plus GST) per annum calculated on the basis of the estimated area of the premises set out in clause 4.9 of 3,700m/2/at $140 (plus GST) per square metre.

     (b) Thereafter, as reviewed in accordance with the review provisions of the Lease and this agreement.

11   MONTHLY ANNUAL RENT INSTALMENT:
------------------------------------

     For the period from the Commencement Date to the first rent review - $43,166.67 plus GST.

12   LESSEE'S PERCENTAGE OF OUTGOINGS:
--------------------------------------

     (a) For the period from the Commencement Date to the 1st anniversary of the Commencement Date a fixed charge for all Outgoings of $30 per square metre plus GST per annum, payable monthly in advance together with monthly payments of rental.

     (b) Thereafter, a percentage rate equal to the proportion that the net rentable area of the Premises, as calculated in accordance with clause 4.9, bears to the net rentable area of stage 3 of the MegaCentre.

13   DEPOSIT:
-------------

     $50,000 plus GST payable as provided by clause 4. l(d).

14   DEFAULT RATE:
------------------

     3% above the base lending rate of the Lessor's principal banker.

15   RENT REVIEW DATE(S):
-------------------------

     In accordance with clause 4.10.

16   PERMITTED USE:
-------------------

     Cash and carry retail store, having the following characteristics:

     (d) The retail sale of goods in all the following categories: of appliances; automotive supplies; books and videos; electronics; foods (including by way of example breads, cereals, dry goods, canned goods, fresh meats and seafood, fresh produce, frozen foods, milk, eggs, deli foods, snack foods, and candy); furniture; lawn and garden supplies; hardware and home improvement goods; health and beauty aids; housewares; major appliances; office supplies and equipment; photo supplies including film but excluding film processing; seasonal goods; beverages; sporting goods; sundries; and tobacco products.

     (e) The primary and overriding mode of retailing foods will be through the sale of bulk supplies with a style utilitarian and bulk orientated of packaging and display not typically found in supermarkets. Where items are available for single purchases that will only be as an activity ancillary to the sale of bulk supplies.

     (f) Allocation of no more than 50% of the area of the Premises to the sale of foods and no more than 20% of the area of the Premises to any other of the categories of goods listed in (a) above.

     (d) Limitation of the total number of individual product lines carried to 3,500, including any stock-keeping units or price look-up units provided in the Premises.

17   IMPROVEMENTS RENT PERCENTAGE:
----------------------------------

     12%.

18   INSURANCE
--------------

     Full replacement and reinstatement. The Lessee may insure the Building via its international insurance policy subject to the Lessor's reasonable approval.

19   GUARANTOR
--------------

     (g) The Lessee shall provide the Lessor with a letter of credit from a New Zealand trading bank (WestpacTrust or equivalent) equal to $270,000 ("the Letter of Credit") on the Commencement Date. The Letter of Credit shall be payable to the Lessor in the event of any default by the Lessee in respect of payment of the rent and shall be on such other terms as approved by the Lessor (such approval not to be unreasonably withheld).

     (h) The Letter of Credit shall remain in place for the first 4 years of the Lease and thereafter reduce by $90,000 per annum until at the end of year 7 of the Lease when the Letter of Credit shall no longer be required.

     (i) In addition to the Letter of Credit the Lessee shall obtain a guarantee from Cost-U-Less Inc ("the Parent Company Guarantee"). The Parent Company Guarantee shall guarantee the performance of the Lessee's covenants under the Lease for a period of 3 years from the Date of Commencement and shall otherwise be on the terms set out in
          Schedule 3 of the Lease.

     (j) The Lessee will ensure that the Letter of Credit and the Parent Company Guarantee shall be assignable to subsequent purchasers of the completed Building.

                                 SCHEDULE THREE

Scheme Plan

                                    Stage 3
                      North City MegaCentre - Poriruacity

                                    [image]

                                    Stage 3
                      North City MegaCentre - Poriruacity

                                    [image]

                                    Stage 3
                      North City MegaCentre - Poriruacity

                                    [image]

                                    Stage 3
                      North City MegaCentre - Poriruacity

                                    [image]

                                    Stage 3
                      North City MegaCentre - Poriruacity

                                    [image]

                                 SCHEDULE FOUR

Standard Lease Terms

                                 DEED OF LEASE


DEED made the     day of        2000


LANDLORD       MASSEY INVESTMENTS LIMITED at Wellington


TENANT         CUL (NZ) LIMITED at Auckland


GUARANTOR      COST-U-LESS INC


THE LANDLORD leases to the Tenant and the Tenant takes on lease the premises described in the First Schedule together with the right to use:

a)  The Landlord's fixtures and fittings contained in the premises.

b)  The common areas of the property.

c)  The car parks described in the First Schedule.

FOR the term from the commencement date and at the annual rent (subject to review if applicable) as set out in the First Schedule.

THE LANDLORD AND THE TENANT covenant as set out in the Second Schedule.

THE GUARANTOR covenants with the Landlord as set out in the Guarantee in the Third Schedule.

SIGNED by the Landlord       MASSEY INVESTMENTS LIMITED
                             by 2 directors:

                             /s/
                             --------------------------
                             Director:

                             /s/
                             --------------------------
                             Director:



SIGNED by the Tenant         CUL (NZ) LIMITED by 2 directors:

                             /s/
                             --------------------------
                             Director:

                             /s/
                             --------------------------
                             Director:



SIGNED by the Guarantor      COST-U-LESS INC as a deed:

                                FIRST SCHEDULE

PREMISES:  The Landlord's building with a net rentable area measuring 3719 square metres as shown outlined in red on the plans attached to this lease and constructed on the Land. The Land means the Landlord's land at Titahi Bay Road, Poritua, being all that parcel of land containing
           1.1799 hectares subject to final survey being part Lot 6 on Deposited Plan 50123 comprising part Certificate of Title 27B/940 (Wellington Registry) together with and subject to all easements and encumbrances thereon.


CARPARKS:  Nil. However, the Tenant's customers shall have the non-exclusive right to use approximately 180 carparks on the property.

TERM:      Ten (10) years.

COMMENCEMENT DATE:  9 December 1999.

FURTHER TERMS:  Two (2) further terms; the first of five (5) years and the second of four (4) years and 364 days.


RENEWAL DATES:  9 December 2009; 9 December 2014.

FINAL EXPIRY DATE:  7 December 2019.


ANNUAL RENT: Five hundred and twenty thousand and six hundred and sixty dollars (Subject to review if applicable) ($520,660) plus GST.

MONTHLY PAYMENTS OF RENT:  Forty three thousand and three hundred and eighty eight dollars and thirty three cents ($43,388.33) plus GST.

RENT PAYMENT DATES:  The 1st day of each month commencing on the 1st day of
                     January 2000.


REVIEW DATES:  9 December 2003; 2006; 2009; 2012; 2015; 2018.


PROPORTION OF OUTGOINGS:  See "Annexure to First Schedule".
(Clause 3.1)


DEFAULT INTEREST RATE:  3 % per annum above the base lending rate of the
                        Landlord's principal banker.


BUSINESS USE:  See "Annexure to First Schedule".


IMPROVEMENTS RENT PERCENTAGE:  12%
(Clause 23)


INSURANCE  - Full replacement and reinstatement.

                                   OUTGOINGS
                                  (Clause 3)

1.  Rates or levies payable to any local or territorial authority.

2. Charge:, for water gas electricity telephones and other utilities or services.

3.  Rubbish collection charges.

4. New Zealand Fire Service charges and the maintenance charges in respect of all fire detection and fire fighting equipment.

5. Such portion of the Landlord's land tax as the value of the land forming part of the property bears, to the total value of all land included in the Landlord's assessment for land tax.

6.  Insurance premiums and related valuation fees. (Clause 9).

7. Service contract charges for air conditioning, lifts and other building services.

8. Cleaning maintenance and repair charges including charges for repainting, decorative repairs and the maintenance and repair of building services to the extent that such charges do not comprise part of the cost of a service maintenance contract, but excluding charges for structural repairs to the building (minor repairs to the roof of the building shall not be a structural repair).

9.  The provisioning of toilets and other shared facilities.

10. The cost of ground maintenance i.e. lawns, gardens and planted areas including plant hire and replacement.

11. Yard and carparking area maintenance and repair charges but excluding charges for structural repairs to the building.

12. Body Corporate charges for insurance premiums and related valuation fees and reasonable management administration expenses.

13. The costs incurred and payable by the landlord in supplying to the territorial authority a building warrant of fitness and obtaining reports as required by Section 45 of the Building Act 1991.

                                SECOND SCHEDULE

TENANT'S PAYMENTS

Rent

1.1 THE Tenant shall pay the annual rent by equal monthly payments in advance (or as varied pursuant to any rent review) on the rent payment dates. The first monthly payment (together with rent calculated on a daily basis for any period from the commencement date of the term to the first rent payment date) shall be payable on the first rent payment date. All rent shall be paid without any deductions by direct payment to the Landlord or as the
     Landlord may direct,            or set off

Rent Review

2.1  THE annual rent may be reviewed by the Landlord as follows:

     (a) The Landlord shall commence a review by not earlier than three (3) months prior to a review date or at any time up to the next following review date giving written notice to the Tenant specifying the annual rent considered by the Landlord to be the current market rent as at that review date.

     (b) If, by written notice to the Landlord within twenty-eight (28) days after receipt of the Landlord's notice, the Tenant disputes that the proposed new annual rent is the current market rent then the new rent shall be determined in accordance with clause 2.2. BUT the new rent shall not be less than the annual rent payable during the period of twelve (12) months immediately preceding the relevant review date.

     (c) If the Tenant fails to give such notice (time being of the essence) the Tenant shall be deemed to have accepted the annual rent specified in the Landlord's notice.

     (d) The annual rent so determined or accepted shall be the annual rent from the review date or the date of the Landlord's notice if such notice is given later than three (3) months after the review date.

     (e) Pending the determination of the new rent, the Tenant shall pay the rent specified in the Landlord's notice provided that the rent is substantiated by a registered valuer's report. Upon determination of the new rent an appropriate adjustment shall be made.

2.2 IMMEDIATELY following receipt by the Landlord of the Tenant's notice the parties shall endeavour to agree upon the current market rent, but if agreement is not reached within fourteen (14) days then the new rent may be determined either:

     (a) By one party giving written notice to the other requiring the new rent to be determined by arbitration, or

     (b) If the parties so agree by registered valuers acting as experts and not as arbitrators as follows:

         (1) Each party shall appoint a valuer and give written notice of the appointment to the other party within fourteen (14) days of the parties agreeing to so determine the new rent.

         (2) If the party receiving a notice fails to appoint a valuer within the fourteen (14) day period then the valuer appointed by the other party shall determine the new rent and such determination shall be binding on both parties.

         (3) The valuers appointed before commencing their determination shall appoint an umpire who need not be a registered valuer.

         (4) The valuers shall determine the current market rent of the premises and if they fail to agree then the rent shall be determined by the umpire.

         (5) Each party shall be given the opportunity to make written or verbal representations the valuers or the umpire subject to such reasonable time and other limits as the valuers or the umpire may prescribe and they shall have regard to any such representations but not be bound thereby.

     When the new rent has been determined the arbitrators or the valuers shall give written notice thereof to the parties. The notice shall provide as to how the costs of the determination shall be borne and such provision shall be binding on the parties.

Outgoings

3.1 THE Tenant shall pay the outgoings in respect of the property which are specified in the First Schedule. Where any outgoing is not separately assessed or levied in respect of the premises then the Tenant shall pay such proportion thereof as is specified in the First Schedule or if no proportion is specified then such fair proportion as shall be agreed or failing agreement determined by arbitration.

3.2 THE Landlord may vary the proportion of any outgoing payable to ensure that the tenant pays a fair proportion of the outgoing.

3.3 IF any outgoing is rendered necessary by another tenant of the property or that tenant's employees, contractors or invitees causing damage to the property or by another tenant failing to comply with that tenant's leasing obligations, then such outgoing shall not be payable by the Tenant.

3.4 THE outgoings shall be apportioned between the Landlord and the Tenant in respect of periods current at the commencement and termination of the term.

3.5 THE outgoings shall be payable on demand or if required by the Landlord by monthly instalments on each rent payment date of such reasonable amount as the Landlord shall determine calculated on an annual basis. Where any outgoing has not been taken into account in determining the monthly instalments it shall be payable on demand.

3.6 AFTER the 31st March in each year of the term or such other date in each year as the Landlord may specify, and after the end of the term, the Landlord shall supply to the Tenant reasonable details of the actual outgoings for the year or period then ended. Any over payment shall be credited or refunded to the Tenant and any deficiency shall be payable to the Landlord on demand.

3.7 THE Tenant's liability to pay outgoings during the term shall subsist notwithstanding the end or earlier termination of the term.

3.8 NOTWITHSTANDING any other provision in this lease, but with the exception of clause 18.2. the Tenant shall only be liable to pay the outgoings specified in the first schedule.

Goods and Services Tax

4.1 THE Tenant shall pay to the Landlord or as the Landlord shall direct the Goods and Services Tax payable by the Landlord in respect of the rental and other payments payable by the Tenant hereunder. The tax in respect of the rental shall be payable on each occasion when any rental payment falls due for payment and in respect of any other payment shall be payable upon demand.

4.2 IF the Tenant shall make default in payment of the rental or other moneys payable hereunder and the Landlord becomes liable to pay additional Goods and Services Tax then the Tenant shall on demand pay to the Landlord the additional tax.


Interest on Unpaid Money

5. IF the Tenant defaults in payment of the rent or other moneys payable hereunder for fourteen (14) days then the Tenant shall pay on demand interest at the default interest rate on the moneys unpaid from the due date for payment down to the date of payment.


Costs

6. THE Tenant shall pay the Landlord's solicitors costs of and incidental to the preparation of this lease and any variation or renewal or any Deed recording a rent review and the stamp duty payable, and the Landlord's legal costs (as between solicitor and client) of and incidental to the enforcement or attempted enforcement of the Landlord's rights remedies and powers under this lease.


Indemnity

7. THE Tenant shall indemnify the Landlord against all damage or loss resulting from any act or omission on the part of the Tenant or the Tenant's employees contractors or invitees. The Tenant shall recompense the Landlord for all expenses incurred by the Landlord in making good any damage to the property resulting from any such act or omission. The Tenant shall be liable to indemnify only to the extent that the Landlord is not fully indemnified under any policy of insurance.


LANDLORD'S PAYMENTS

Outgoings

8. SUBJECT to the Tenant's compliance with the provisions of Clause 3 the Landlord shall pay all outgoings in respect of the property not payable by the Tenant direct. The Landlord shall be under no obligation to minimise any liability by paying any outgoing or tax prior to receiving payment from the Tenant.


Insurance

9. THE Landlord shall at all times during the term keep and maintain any buildings on the property insured under a policy of the type shown in the First Schedule against loss damage or destruction by fire and such other risks as the Landlord may reasonably determine and such cover may extend to

     (a) a twelve (12) month indemnity in respect of consequential loss of rent,

     (b) loss damage or destruction of all the Landlord's fixtures fittings and chattels, and

     (c) adequate public risk cover.

MAINTENANCE AND CARE OF PREMISES

Tenant's Obligations

10.1 THE Tenant shall (subject to any maintenance covenant by the landlord) in a proper and workmanlike manner and to the reasonable requirements of the
     Landlord:

     (a)  Maintain the premises

          Keep and maintain the interior of the premises including the Landlord's fixtures and fittings in the same clean order repair and condition as they were in at the commencement of this lease and will at the end or earlier determination of the term quietly yield up the same in the like clean order repair and condition. In each case the Tenant shall not be liable for fair wear and tear arising from reasonable use or damage by fire earthquake flood storm act of God inevitable accident or any risk against which the Landlord is insured unless the insurance moneys are rendered irrecoverable in consequence of any act or default of the Tenant or the Tenant's agents employees contractors or invitees.

     (b)  Repair minor breakages

          Repair all glass breakages and breakage or damage to all doors windows light fittings and power points of the premises and shall keep that portion of the electrical system of the premises from the switchboard to all power outlets in good operating condition. This provision shall apply notwithstanding any other provision in this lease.

     (c)  Painting

          Paint and decorate those parts of the interior of the premises which have previously been painted and decorated when the same reasonably require repainting and redecoration.

     (d)  Floor coverings

          Keep all floor coverings in the premises clean and replace all worn or damaged floor coverings with floor coverings of a similar quality when reasonably required by the Landlord.

     (e)  Make good defects

          Make good any damage to the property caused by improper careless or abnormal use by the Tenant or those for whom the Tenant is responsible.


10.2 WHERE the Tenant is leasing all of the property the Tenant shall:

     (a)  Maintain yards

          Keep and maintain any car parks pavings and other sealed or surfaced areas in good order and repair.

     (b)  Care of grounds

          Keep any grounds yards and surfaced areas in a tidy condition arid maintain any garden or lawn areas in a tidy and cared for condition.

     (c)  Water and drainage

          Keep and maintain the storm or waste water drainage system including downpipes and guttering clear and unobstructed.

     (d)  Other works

          Carry out such works to the property as the Landlord may require in respect of which outgoings are payable by the Tenant.

10.3 THE Tenant shall not be liable for the maintenance or repair of any building service the subject of a service maintenance contract but this clause shall not release the Tenant from any obligation to pay for the cost of any such contract or charges in respect of any such maintenance or repair.

10.4 WHERE the Tenant is obligated to make good damage to the property of the Landlord then the Landlord shall reimburse the Tenant for the cost of making good the damage to the extent of any insurance moneys receivable by the Landlord in respect of such damage.


Toilets

11. THE toilets sinks and drains shall be used for their designed purposes only and no substance or matter shall be deposited in them which could damage or block them.

Rubbish Removal

12. THE Tenant shall regularly cause all rubbish and garbage to be removed from the premises and will keep any rubbish bins or containers in a tidy condition. The Tenant will also at the Tenant's own expense cause to be removed all trade waste boxes and other goods or rubbish not removable in the ordinary course by the local authority.


Landlord's Maintenance

13.1 THE Landlord shall keep and maintain the building and all building services in good order and repair but the Landlord shall not be liable for any:

     (a) Repair or maintenance which the Tenant is responsible to undertake; or

     (b) Want of repair or defect in respect of building services so long as the Landlord is maintaining a service maintenance contract covering the work to be done; or

     (c) Repair or maintenance which is not reasonably necessary for the Tenant's use and enjoyment of the premises.

     (d) Loss suffered by the Tenant arising from any want of repair or defect unless the Landlord shall have received notice in writing thereof from the Tenant and shall not within a reasonable time thereafter have taken appropriate steps to remedy the same.

13.2 THE Landlord shall keep and maintain service maintenance contracts for lifts, airconditioning and at the Landlord's option any other building services unless it is the obligation of the Tenant to maintain, such contracts.


Notification of Defects

14. THE Tenant shall give to the Landlord prompt notice of any accident to or defect in the premises of which the Tenant may be aware and in particular in relation to any pipes or fittings used in connection with the water electrical gas or drainage services.


Landlord's Right of Inspection

15. THE Landlord and the Landlord's employees contractors and invitees may at all reasonable times enter upon the premises to view their condition. If the Landlord shall give the Tenant written notice of any failure on the part of the Tenant to comply with any of the requirements of Clause 10 the Tenant shall with all reasonable speed so comply.


Landlord may Repair

16. IF default shall be made by the Tenant in the due and punctual compliance with any repair notice given pursuant to the previous clause or in the event that any repairs for which the Tenant is responsible require to be undertaken as a matter of urgency then without prejudice to the Landlord's other rights and remedies expressed or implied the Landlord may by the Landlord's employees and contractors with all necessary equipment and material at all reasonable times enter upon the premises to execute such works. Any moneys expended by the Landlord in executing such works shall be payable by the Tenant to the Landlord upon demand together with interest thereon at the default interest rate from the date of expenditure down to the date of payment.


Access for Repairs

17. THE Tenant shall permit the Landlord and the Landlord's employees and contractors at all reasonable times to enter the premises to carry out repairs to the premises or adjacent premises and to install inspect repair renew or replace any services where the same are not the responsibility of the Tenant all such repairs inspections and work to be carried out with the least possible inconvenience to the Tenant.

USE OF PREMISES

Business Use

18.1 THE Tenant shall not without the prior written consent of the Landlord use or permit the whole or any part of the premises to be used for any use other than the business use. The Landlord's consent shall not be unreasonably or arbitrarily withheld in respect of any proposed use

     (a) not in substantial competition with the business of any other occupant of the property which might be affected by the use.

     (b) reasonably suitable for the premises and

     (c) conforming with all town planning ordinances, provisions and consents.

     If any change in use renders any increased or extra premium payable in respect of any policy or policies of insurance on the premises the Landlord as a condition of granting consent may require the Tenant to pay the increased or extra premium.

18.2 IF any change in use requires compliance with Section 46 of the Building Act 1991 the Landlord, as a condition of granting consent, may require the Tenant to comply with Section 46 of the Act and to pay all compliance costs.

18.3 IF the premises are a retail shop the Tenant shall keep the premises open for business during usual trading hours and fully stocked with appropriate merchandise for the efficient conduct of the Tenant's business.


Lease of Premises Only

19. THE tenancy shall relate only to the premises and the Landlord shall at all times be entitled to use occupy and deal with the remainder of the property without reference to the Tenant and the Tenant shall have no rights in relation thereto other than the rights of use herein provided.


Neglect of Other Tenant

20. THE Landlord shall not be responsible to the Tenant for any act of default or neglect of any other tenant of the property.


Signage

21. THE Tenant shall not affix paint or exhibit or permit be affixed painted or exhibited any name sign name-plate signboard or advertisement of any description on or to the exterior of the building or the appurtenances thereof without the prior approval in writing of the Landlord but such approval shall not be unreasonably or arbitrarily withheld in respect of signage describing the Tenant's business. If approved the signage shall be secured in a substantial and proper manner so as not to cause any damage to the building or any person and the Tenant shall at the end or sooner determination of the term remove the signage and make good any damage occasioned thereby.


Additions and Alterations

22.1 THE Tenant shall neither make nor allow to be made any alterations or additions to any part of the premises without first producing to the Landlord on every occasion plans and specifications and obtaining the written consent of the Landlord (not to be unreasonably or arbitrarily withheld) for that purpose. If the Landlord shall authorise any alterations or additions the Tenant will at the Tenant's own expense if required by the Landlord at the end of the term reinstate the premises. The Tenant will promptly discharge and procure the withdrawal of any liens or charges of which notice may be given to the Tenant or the Landlord in respect of any work carried out by the Tenant.

22.2 THE Tenant, when undertaking any "building work" to the premises (as that term is defined in the Building Act 1991), shall comply with all statutory requirements including the obtaining of building consents and code compliance certificates pursuant to that Act.

Compliance with Statutes and Regulations

23.1 THE Tenant shall comply with the provisions of all statutes, ordinances, regulations, and by-laws, relating to the use of the premises by the Tenant or other occupant and will also comply with the provisions of all licences, requisitions, and notices issued by any competent authority in respect of the premises or their use by the Tenant or other occupant PROVIDED THAT:

     (a) The Tenant shall not be required to make any structural repairs or alterations other than those required by reason of the particular nature of the business carried on by the Tenure or other occupant of the premises or the number or sex of persons employed on the premises.

     (b) The Tenant shall not be liable to discharge the Landlord's obligations as owner under the Building Act 1991 unless any particular obligation is the responsibility of the Tenant as an occupier of the premises.

23.2 If the Landlord is obliged by any such legislation or requirement to expend moneys on any improvement addition or alteration to the premises then the Landlord shall be entitled to charge in addition to the rent an annual sum equal to the Improvements Rent Percentage of the amount so expended by the Landlord and the monthly payments of rent shall increase accordingly from the first day of the month in which such improvement addition or alteration is completed. If the Landlord would be obliged to expend an unreasonable amount then the Landlord may determine this lease and any dispute as to whether or not the amount is unreasonable shall be determined by arbitration.


No Noxious Use

24.  THE Tenant shall not

     (a) bring upon or store within the premises nor allow to be brought upon or stored within the premises any machinery goods or things of an offensive noxious illegal or dangerous nature, or of such weight size or shape as is likely to cause damage to the building or any surfaced area,

     (b) use the premises or allow them to be used for any noisome noxious illegal or offensive trade or business, or

     (c) allow any act or thing to be done which may be or grow to be a nuisance disturbance or annoyance to the Landlord, other tenants of the property, or any other person, and generally the Tenant shall conduct the Tenant's business upon the premises in a clean quiet and orderly manner free from damage nuisance disturbance or annoyance to any such persons but the carrying on by the Tenant in a reasonable manner of the business use or any use to which the Landlord has consented shall be deemed not to be a breach of this clause.


Tenant not to Void Insurances

25. THE Tenant shall not carry on or allow upon the premises any trade or occupation or allow to be done Tenant any act or thing which

     (a) shall make void or voidable any policy of insurance on the property or

     (b) may render any increased or extra premium payable for any policy of insurance except where in circumstances in which any increased premium is payable the Tenant shall have first obtained the consent of the insurer of the premises and the Landlord and made payment to the insurer of the amount of any such increased or extra premium as may be payable but the carrying on by the Tenant in a reasonable manner of the business use or of any use to which the Landlord has consented shall be deemed not to be a breach of this clause.

     In case where in breach of this clause the Tenant has rendered any insurance less effective or void and the Landlord has suffered loss or damage thereby the Tenant shall forthwith compensate the Landlord in full for such loss or damage.

DAMAGE TO OR DESTRUCTION OF PREMISES

Total Destruction

26. IF the premises or any portion of the building of which the premises may form part shall be destroyed or so damaged

     (a) as to render the premises untenantable then the term shall at once terminate or

     (b) in the reasonable opinion of the Landlord as to require demolition or reconstruction, then the Landlord may within three (3) months of the date of damage or destruction give the Tenant one (1) months written notice to terminate and a fair proportion of the rent and outgoings shall cease to be payable according to the nature and extent of the damage.

     Any termination pursuant to this clause shall be without prejudice to the rights of either party against the other.


Partial Destruction

27.1 IF the premises or any portion of the building of which the premises may form part shall be damaged but not so as to render the premises untenantable and

     (a) the Landlord's policy or policies of insurance shall not have been invalidated or payment of the policy moneys refused in consequence of some act or default of the Tenant and

     (b) all the necessary permits and consents shall be obtainable,

     THEN the Landlord shall with all reasonable speed expend all the insurance moneys received by the Landlord in respect of such damage towards repairing such damage or reinstating the premises and/or the building but the Landlord shall not be liable to expend any sum of money greater than the amount of the insurance money received.

27.2 Any repair or reinstatement may be carried out by the Landlord using such materials and form of construction and according to such plan as the Landlord thinks fit and shall be sufficient so long as it is reasonably adequate for the Tenant's occupation and use of the premises.

27.3 Until the completion of the repairs or reinstatement a fair proportion of the rent and outgoings shall cease to be payable according to the nature and extent of the damage.

27.4 If any necessary permit or consent shall not be obtainable or the insurance moneys received by the Landlord shall be inadequate for the repair or reinstatement then the term shall at once terminate but without prejudice to the rights of either party against the other.

DEFAULT

Distress

28. THE Landlord may distrain for rent or other moneys payable under this lease remaining unpaid fourteen (14) days after due date.

Re-entry

29. THE Landlord may re-enter the premises at the time or at any time thereafter

     (a) if the rent shall be in arrear fourteen (14) days after any of the rent payment date.

     (b) in case of breach by the Tenant of any covenant or agreement on the Tenant's part herein expressed or implied,

     (c) if the Tenant shall make or enter into or endeavour to make or enter into any composition assignment or other arrangement with or for the benefit of the Tenant's creditors,

     (d) in the event of the insolvency bankruptcy or liquidation of the Tenant.

     (e) if the Tenant shall suffer distress or execution to issue against the Tenant's property goods or effects under any judgment against the Tenant in any Court for a sum in excess of five thousand dollars ($5000.00)

     and the term shall terminate on such re-entry but without prejudice to the rights of either party against the other.


Loss on Re-entry

30. UPON re-entry the Landlord may remove from the premises any chattels in the apparent possession of the Tenant and place them outside the premises and the Landlord shall not be answerable for any loss resulting from the exercise of the power of re-entry.


Essentiality of Payments

31.1 FAILURE to pay rent or other moneys payable hereunder on the due date shall be a breach going to the essence of the Tenant's obligations under the Lease. The Tenant shall compensate the Landlord and the Landlord shall be entitled to recover damages from the Tenant for such breach. Such entitlement shall subsist notwithstanding any determination of the lease and shall be in addition to any other right or remedy which the Landlord may have.

31.2 THE acceptance by the Landlord of arrears of rent or other moneys shall not constitute a waiver of the essentiality of the Tenant's continuing obligation to pay rent and other moneys.


Repudiation

32. THE Tenant shall compensate the Landlord and the Landlord shall be entitled to recover damages for any loss or damage suffered by reason of any acts or omissions of the Tenant constituting a repudiation of the lease or the Tenant's obligations under the lease. Such entitlement shall subsist notwithstanding any determination of the lease and shall be in addition to any other right or remedy which the Landlord may have.


REMOVAL OF TENANT'S FIXTURES

33. THE Tenant not being in breach may at any time before and will if required by the Landlord at the end or earlier termination of the term remove all the Tenant's fixtures and fittings and make good at the Tenant's own expense all resulting damage and if not removed within seven (7) days of the Landlord's request ownership of the Tenant's fixtures and fittings passes to the Landlord.

QUIET ENJOYMENT

34. THE Tenant paying the rent and performing and observing all the covenants and agreements herein expressed and implied shall quietly hold and enjoy the premises throughout the term without any interruption by the Landlord or any person claiming under the Landlord.


RENEWAL OF TERM

35. IF the Tenant has not been in breach of this lease and has given to the Landlord written notice to renew the lease at least three (3) calendar months before the end of the term then the Landlord will at the cost of the Tenant renew the lease for the next further term from the renewal date as follows:

     (a) The annual rent shall be agreed upon or failing agreement shall be determined in accordance with clause 2.2 but such annual rent shall not be less than the rent payable during the period of twelve (12) months immediately preceding the renewal date.

     (b) Such annual rent shall be subject to review during the further term on the review dates or if no dates are specified then after the lapse of the equivalent periods of time as are provided herein for rent reviews.

     (c) The renewed lease shall otherwise be upon and subject to the covenants and agreements herein expressed and implied except that the term of this lease plus all further terms shall expire on or before the final expiry date.

     (d) Pending the determination of the renewal rent the Tenant shall pay the rent proposed by the Landlord provided that the rent is substantiated by a registered valuer's report. Upon determination an appropriate adjustment shall be made.


ASSIGNMENT OR SUBLETTING

36.1 THE Tenant shall not assign sublet or otherwise part with the possession of the premises or any part thereof without first obtaining the written consent of the Landlord which the Landlord shall give if the following conditions are fulfilled:

      (a) The Tenant proves to the satisfaction of the Landlord that the proposed assignee or subtenant is (or in the case of a company the shareholders of the proposed assignee or subtenant are) respectable responsible and has the financial resources to meet the Tenant's commitments under this lease.

      (b) All rent and other moneys payable have been paid and there is not any subsisting breach of any of the Tenant's covenants.

      (c) In the case of an assignment a deed of covenant in customary form approved or prepared by the Landlord is duly executed and delivered to the Landlord.

      (d) In the case of an assignment to a company (other than a listed company) a deed of guarantee in customary form approved or prepared by the Landlord is duly executed by the principal shareholders of that company and (if required by the Landlord) by the Directors and delivered to the Landlord.

      (e) The Tenant pays the Landlord's proper costs and disbursements in respect of the approval or preparation and stamping of any deed of covenant or guarantee and (if appropriate) all fees and charges payable in respect of any reasonable enquiries made by or on behalf of the Landlord concerning any proposed assignee subtenant or guarantor.

      (f) The proposed assignee or subtenant shall only use the premises for any business that falls within the business use specified in the First Schedule.

      (g) The assignment or subletting will not result in the Landlord breaching

36.2. WHERE the Landlord consents to a subletting the consent shall extend only to the subletting and notwithstanding anything contained or implied in the sublease the consent shall not permit any subtenant to deal with the sublease in any way in which the Tenant is restrained from dealing without consent.

36.3  ANY assignment or subletting of the type or in the manner referred to in
      Section 109 (2) of the Property Law Act 1952 shall be a breach of the provisions of this lease.

36.4 WHERE any Tenant is an unlisted company then any change in the legal or beneficial ownership of any of its shares or issue of now capital whereby in either case there is a change in the effective management or control of the company is deemed to be an assignment of this lease.

UNIT TITLE COVENANTS

Body Corporate

37.1 THE expression "Body Corporate" means the Body Corporate incorporated under the Unit Titles Act 1972 ("the Act") in respect of the property

Act and Rules Paramount

37.2 THIS lease shall be subject to the provisions of the rules of the Body Corporate and the provisions of the Act.

Insurance

37.3 THE Landlord's obligation to insure the building shall be satisfied by the Body Corporate maintaining the same insurance covers in accordance with the Act.

Indemnity

37.4 THE Tenant's obligation to indemnify the Landlord as herein expressed is extended to include the Body Corporate but only to the extent that the Body Corporate is not fully indemnified under policy of any insurance.

Lessor's Obligations

37.5 THE Landlord shall observe and perform all of the Landlord's obligations as a member of the Body Corporate and shall use the Landlord's best endeavours to ensure that the Body Corporate complies with its rules and the provisions of the Act.

Consents

37.6 WHERE in this lease the consent of the Landlord is required in respect of any matter then the like consent of the Body Corporate shall also be required if the consent of the Body Corporate to any such matter would be necessary under its rules or the Act.


GENERAL

Holding Over

38. IF the Landlord permits the Tenant to remain in occupation of the premises after the expiration or sooner determination of the term, such occupation shall be a monthly tenancy only terminable by one month's written notice at the rent then payable and otherwise on the same covenants and agreements (so far as applicable to a monthly tenancy) as herein expressed or implied.


Access for Re-Letting

39. THE Tenant will at all reasonable times during the period of three months immediately preceding expiration of the term permit intending tenants and others with written authority from the Landlord or the Landlord's agents at all reasonable times to view the premises.


Suitability

40. NO warranty or representation expressed or implied has been or is made by the Landlord that the premises are now suitable or will remain suitable or adequate for use by the Tenant or that any use of the premises by the Tenant will comply with the by-laws or ordinances or other requirements of any authority having jurisdiction.

Waiver

41. NO waiver or failure to act by the Landlord in respect of any breach by the Tenant shall operate as a waiver of another breach.


Land Transfer Title or Mortgagee's consent

42. THE Landlord shall not be required to do any act or thing to enable this lease to be registered or be required to obtain the consent of any mortgagee of the premises to this lease and the Tenant will not register a caveat in respect of the Tenant's interest hereunder.


Notice

43. SUBJECT to the provisions of the Property Law Act 1952 any notice to be given to the Landlord or the Tenant hereunder shall be deemed sufficiently served if

     (a) sent by registered post to the addressee's last known address in New Zealand, or

     (b) in the case of a body corporate sent to its registered office, or

     (c) if there is no last known address or registered office, placed conspicuously on any part of the premises.

     Any notice so posted or placed shall be deemed to have been served on the day following the posting or placing thereof. Anything served or given by the Landlord shall be valid if served or given under the hand of the Managing Director, General Manager, Secretary or a director or other authorised representative of the Landlord.


Arbitration

44.1 UNLESS any dispute or difference is resolved by mediation or other agreement, the same shall be submitted to the arbitration of one arbitrator who shall conduct the arbitral proceedings in accordance with the Arbitration Act 1996 and any amendment thereof or any other statutory, provision then relating to arbitration.

44.2 IF the parties are unable to agree on the arbitrator, an arbitrator shall be appointed, upon request of any party, by the President or Vice President for the time being of the District Law Society of the district within which the premises are situated. That appointment shall be binding on all parties to the arbitration and shall be subject to no appeal. The provisions of
     Article 11 of the First Schedule of the Arbitration Act 1996 are to be read subject hereto and varied accordingly.

44.3 THE procedures prescribed in this clause shall not prevent the landlord from taking proceedings for the recovery of any rent or other monies payable hereunder which remain unpaid or from exercising the rights and remedies in the event of such default prescribed in clauses 28 and 29 hereof.


Interpretation

45.  IN this lease

     (a) "the Landlord" and "the Tenant" means where appropriate the executors, administrators, successors and permitted assigns of the Landlord and the Tenant

     (b) "the property" and "the building" mean the land and building(s) of the Landlord which comprise or contain the premises. Where the premises are of a unit title development the words "the property" mean the land and building(s) comprised in the development.

     (c) "the common areas" means those parts of the property the use of which is necessary for the enjoyment of the premises and which is shared with other tenants and occupiers.

     (d) Whenever words appear in this lease that also appear in the First Schedule then those words shall mean and include the details supplied after them in the First Schedule.

     (e) Where the context requires or admits, words importing the singular shall import the plural and vice

                                THIRD SCHEDULE

                                   GUARANTEE

IN CONSIDERATION of the Landlord entering into the lease at the Guarantor's request the Guarantor.

     (a) guarantees payment of the rent and the performance by the Tenant of the covenants in the lease, and

     (b) indemnifies the Landlord against any loss the Landlord might suffer should the lease be lawfully disclaimed or abandoned by any liquidator, receiver or other person.

THE GUARANTOR covenants with the Landlord that:

1. NO release delay or other indulgence given by the Landlord to the Tenant or to the Tenant's successors or assigns or any other thing whereby the Guarantor would have been released had the Guarantor been merely a surety shall release prejudice or affect the liability of the Guarantor as a guarantor or as indemnifier.

2. AS between the Guarantor and the Landlord the Guarantor may for all purposes be treated as the Tenant and the Landlord shall be under no obligation to take proceedings against the Tenant before taking proceedings against the Guarantor.

3. THE guarantee is for the benefit of and may be enforced by any person entitled for the time being to receive the rent.

4. AN assignment of the lease and any rent review in accordance with the lease shall not release the Guarantor from liability.

5. SHOULD there be more than one Guarantor their liability under this guarantee shall be joint and several.

                                    Dated                            19
                                    ----------------------------------------



                                    Between


                                    MASSEY INVESTMENTS LIMITED AT WELLINGTON
                                    ----------------------------------------


                                                                 Landlord
                                    and


                                    CUL (N2) LIMITED AT AUCKLAND
                                    ----------------------------------------


                                                                   Tenant


                                    ========================================
                                                  DEED OF LEASE
                                    ========================================




                                    Landlord's solicitor:


                                    MORRISON KENT
                                    SOLICITORS
                                    WELLINGTON

                                 SCHEDULE FIVE

Specifications

NORTH CITY MEGACENTRE
---------------------




COST U LESS
Specification for Tenancy.
March 1999.

Preliminary & General.
----------------------

Regulations.

The building shall comply with all the relevant Territorial Authority's Planning, Building, Plumbing and Drainage Regulations.

Insurance's.

All insurance's covering public risk, building works and any other risk associated with the development shall be taken out for the duration of the building works.

Quality Requirements.

All works shall be in accordance with BIA and SANZ regulations and codes of practice. Materials shall be the best of their respective kinds and must comply with all relevant NZ Standards. Workmanship is to be in accordance with the best trade practices.

Certificate of Compliance.

The Building will be issued with a Certificate of Compliance by the Territorial Authority at completion of the contract stating that the building meets all requirements of the Building Act 1991.

Demolition.
-----------

No demolition is required on the site.

Excavation & Filling.
---------------------

All vegetation and or previous asphalting shall be removed from the site.

All topsoil shall be excavated and temporary stock pile for future reuse as required. Surplus material shall be removed from site.

Bulk excavations will be carried out on the site to reduced levels as required. Excavations shall be carried out for footings and drains. Soil testing of bearing pressures shall be carried out by the engineer his All soft shall be or representative as required spots excavated and unsuitable material shall be replaced with compacted hardfill. All filling and sand blinding shall be carried out under thee inspection of the Engineer.

Reinforced Concrete.
--------------------

Floors.

Floors shall be constructed to a 125 mm thick with 30 MPA concrete in general unless the tenant specifically required a higher loading requirement.
Point floor loading and special toppings are not allowed for in the slabs. All floors will be fully reinforced as required and inspected by the engineer prior to all pours.

Foundations.

All concrete foundations shall be as detailed on the drawings including such reinforcing as required by the engineer.

Inspections of all works prior to pours is required.

Saw Cuts.

Saw Cuts shall be installed as required by the engineer to accommodate shrinkage cracks.

DPC.

All floor areas are to be protected with a damp proof membrane were in contact with the ground in accordance with the manufacturers specification.

Structural Steel.
-----------------

Generally the structure will be steel portals, beams and columns, with galvanized steel purlins and girts.

The height of the portal structure unless dictated by an existing building structure to be" added to shall be 6.5 metres to the knee with a minimum 4 degree rafter pitch. Generally the mezzanine floor as depicted on the drawings shall be structural steel in the support works.

Clearance under the mezzanine shall be 3 Metres.

Precast Concrete.
-----------------

All external walls of the building shall have Precast component concrete panels up to the height specified on the drawings.

Carpentry.
----------

A 66 square metre mezzanine floor will be created as shown on the drawings and will include offices, toilets and staff amenities complete as indicated on the drawing. All other carpentry works such as gutters and hogging to external walls will be clone as per the drawings and as called for by the Architect/Engineer.

Linings.
--------

There are no linings to above retail areas and concrete panels.
Exterior linings are colour steel sheet members as depicted by the plans and other materials as called for and restricted by the Resource Consent.

Roofing.
--------

Roof Linings shall be Colour Steel .55 gauge commercial profile or equivalent.

The roof is to be insulated with 75-mm insulation blanket and netting as required along with sisalation as required under the contract documents.

Roof lights are included as full sheet lights laid with the roof.

Joinery, Windows and Doors.
---------------------------

All exterior joinery shall be Thermosash or equivalent powder coated commercial sections glazed clear according to the code requirements.

No shop fronts are included.

Entrance doors are self-opening automatic sliding doors.

An aluminum window shall be provided to the toilet cubical to the rear of the shops.

Doors required for fire egress will be approved and stamped as being regulation doors.

Roller shutter doors shall be commercial motorized doors powder coated.

An 1800 kitchen sink and cabinet is allowed.

Hardware to all windows and doors shall be Lockwood Commercial or similar.

Painting.
---------

Internal.

All internal walls to the mezzanine and the external frame of the Mezzanine shall be decorated. No other decoration is completed inside the tenancy.

External.

All exterior concrete panels shall be painted and pre-finished surfaces shall be painted as specified by the Architect.

Fire Protection.
----------------

The building is designed for fire rating as per the relevant codes and specific design approved by the council and the developers consultant.

The developer has allowed running a ring main to the whole of the site allowing for individual tenants to sprinkle their buildings if they require it.

All sundry equipment such as fire extinguishers hose reels and the like required under the code is to be provided.

Plumbing.
---------

Each tenancy is to be provided with adequate toilet and wash hand basin as required under the code on confirmation of staffing numbers.

Hot and cold water will be run to the toilets and kitchen. A zip or similar is supplied to the kitchen.

Gas.
----

No allowance has been made for the provision of Natural Gas to the tenancies.

Drainage.
---------

All stormwater drainage is provided as required to the buildings.

Sewage connections are also provided to the toilet area and are sized so that additional toilets can be provided by the tenant.

Mechanical Services.
--------------------

Tempest type roof mounted osolating flow air conditioning is included to the bulk store only as specified separately in units as required to meet standard specification for bulk retailing requirements.

Lifts and Escalators.
---------------------

No allowance has been made.

Electrical Services.
--------------------

A main switchboard is provided at the rear of each tenancy and the main to each tenancy shall be capable of handling loads required for air conditioning of the space.

High bay light fittings shall be installed to allow the building to be illuminated to 400 Lux 1 metre off the floor and the toilet and underside of the mezzanine shall also be lit to these levels.

The landlord shall provide general lighting covering the verandahs in front of each shop.

Power outlets will be provided to the amenity block and to cheek out areas as well as roller doors and auto opening doors.

No allowance has been made other than ducts to the building for telecom or data wiring or equipment.

No allowance has been made for signage.

No allowance has been made for security wiring or equipment.

Ceilings.
---------

Ceilings are only allowed to the mezzanine area.

Tiling.
-------

A mat well and ten metres square of tiling is allowed at the entrance.

Floor Coverings.
----------------

Vinyl is allowed to the toilet.
No other floor coverings are allowed.

Siteworks.
----------

Paving has been allowed as per the developed design of the site to the front of the retail shops under the verandahs.

All other Siteworks and services are handled under the developments "Civil Contract".

General.

Allowance has been made for a complete site clean on completion.

Signed by NORTH GATE PARK    )
LIMITED by                   )             /s/
                                           -----------------------------
                             )                        Director
                             )
                             )             /s/
                                           -----------------------------
                             )                        Director

Witnessed by:

/s/                                        (signature and name)
------------------------------

Manager
------------------------------             (occupation)

PO Box 9046 Wellington                     (address)
------------------------------

(witness only required if not signed by 2 directors)


Signed by CUL (NZ) LIMITED   )
by                           )             /s/
                                           -----------------------------
                             )                        Director
                             )
                             )             /s/
                                           -----------------------------
                             )             Vice President of Operations

Witnessed by:

/s/                                        (signature and name)
-----------------------------

_____________________________              (occupation)

_____________________________              (address)


(witness only required if not signed by 2 directors)

                         ACKNOWLEDGEMENT BY GUARANTOR

COST-U-LESS INC hereby acknowledges that it has read the provisions of the within written agreement to lease and in particular clause 19 of Schedule Two and agrees to provide the guarantee set out in clause 19 of Schedule Two on the terms and conditions contained in that clause.

EXECUTED by
COST-U-LESS INC
as a deed: